Investor Presentation May 2015 Brian Vance Chief Executive Officer Jeff Deuel President & Chief Operating Officer Don Hinson Executive Vice President & Chief Financial Officer Bryan McDonald Executive Vice President & Chief Lending Officer

FORWARD – LOOKING STATEMENT 2 This presentation contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to: • The expected revenues, cost savings, synergies and other benefits from the Washington Banking merger and our other merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to, customer and employee retention might be greater than expected; • The credit and concentration risks of lending activities; • Changes in general economic conditions, either nationally or in our market areas; • Competitive market pricing factors and interest rate risks; • Market interest rate volatility; • Balance sheet (for example, loans) concentrations; • Fluctuations in demand for loans and other financial services in our market areas; • Changes in legislative or regulatory requirements or the results of regulatory examinations; • The ability to recruit and retain key management and staff; • Risks associated with our ability to implement our expansion strategy and merger integration; • Stability of funding sources and continued availability of borrowings; • Adverse changes in the securities markets; • The inability of key third-party providers to perform their obligations to us; • Changes in accounting policies and practices and the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; and • These and other risks as may be detailed from time to time in our filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for the first quarter of 2015 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

3 COMPANY OVERVIEW

OVERVIEW 4 Overview NASDAQ Symbol HFWA Market Capitalization $509.5 million Institutional Ownership 76.4% Total Assets $3.5 billion Headquarters Olympia, WA # of Branches 66 Year Established 1927 Note: Financial information as of 3/31/2015 and market information as of 5/1/2015 Three banks, one charter

5 HISTORICAL GROWTH – ORGANIC AND ACQUISITIVE Source: Company financials, as of 12/31/2014 Note: All dollars in millions Acquired North Pacific Bancorporation Acquired Washington Independent Bancshares Inc. Acquired Western Washington Bancorp Completed 2 FDIC deals - Pierce Commercial Bank and Cowlitz Bank acquiring $211M and $345M in deposits, respectively Acquired Valley Community Bancshares, Inc. with $254M in assets and Northwest Commercial Bank with $65M in assets Merger with Washington Banking Company  In addition to organic growth, HFWA has completed 6 whole bank mergers and 2 FDIC-assisted transactions since 1998

6 STRONG AND DIVERSE ECONOMIC LANDSCAPE • Thriving local economy with job growth in technology and aerospace sectors • Seattle economy ranks 11th largest in the country by GDP, which increased 4.1% since 2013 • Seattle’s population grew 5.2% from 2010 to 2014 • Washington per capita income ranked 14th in the United States at $47,031, 5.3% higher than the national average** • Fortune 500 companies headquartered in Washington, include Amazon, Costco, Microsoft, PACCAR, Nordstrom, Weyerhaeuser, Expeditors, Alaska Air, Expedia and Starbucks • Significant increase in new construction coupled with improving economic conditions have led to an improving real estate market – Number of Seattle building permits increased by 99% overall year-to-date* – Number of Washington building permits increased 67% overall year-to-date* – Seattle home prices increased 4.5% from January 2014 to January 2015 Headquartered in Western Washington Major Operations in Western Washington Note: Information for Seattle MSA, where available Source: U.S. Department of Commerce, Federal Reserve Bank of St. Louis, Office of Financial Management, U.S. Census Bureau, City of Seattle, Puget Sound Economic Forecaster, National Association of Home Builders, S&P Case-Shiller *Information as of 3/31/2015 ** Information as of 5/30/2014 Fort Lewis McChord Air Force Base

7 FINANCIAL UPDATE

FINANCIAL UPDATE – Q1 2015 8 • Diluted earnings per share were $0.32 for the quarter, an increase of $0.08 per share from the prior quarter • Return on average assets increased to 1.15% compared to 0.83% for the quarter ended December 31, 2014 • Return on average tangible common equity increased to 11.98% • Dividend declared on April 22, 2015 of $0.11 per share, an increase of 10% from $0.10 per share paid in the first quarter. • Noncovered loans receivable, net of allowance for loan losses, increased $45.7 million, or 2.2%, to $2.15 billion • Non-maturity deposits increased $41.3 million, or 1.7%, to $2.42 billion Source: Company financials, as of 3/31/2015

9 LOAN PORTFOLIO Loan Portfolio Trends Loan Portfolio Mix - % of Total* Source: Company financials, as of 3/31/2015 Note: All dollars in millions *Includes non-covered and covered loans **Excludes impact from incremental accretion on purchased loans • Total CRE of 52.0% of total loans • Total C&I and owner-occupied CRE of 48.8% of total loans • Core yield on loans of 4.92% in Q1 2015** • Gross loans of $2.3 billion, including $117.6 million of covered loans remaining in loan portfolio from FDIC- assisted acquisitions • $168.1 million of loan originations in Q1 2015 $1,037 $1,029 $1,232 $2,257 $2,297 88.6% 89.4% 86.0% 76.7% 77.9% 70.0% 75.0% 80.0% 85.0% 90.0% 95.0% $- $500 $1,000 $1,500 $2,000 $2,500 2011 2012 2013 2014 Q1 2015 Gross Loans (Incl. HFS)* Net Loans / Deposits Ratio 1-4 Family 2.8% Owner- Occupied CRE 24.4% Nonowner- Occupied CRE 27.6% Commercial & Industrial 24.4% Construction & Land Development 4.4% Consumer 11.2% Covered Loans 5.1%

10 DEPOSIT PROFILE Deposit Trends Deposit Mix - % of Total Source: Company financials, as of 3/31/2015 Note: All dollars in millions • Noninterest bearing demand of 24.0% of total deposits • Non-maturity deposits of 83.2% of total deposits • Cost of total deposits of 0.18% in Q1 2015 Noninterest Bearing Demand 24.0% NOW Accounts 28.7% Money Market Accounts 17.8% Savings Accounts 12.7% Certificates of Deposits 16.8% $1,136 $1,118 $1,399 $2,906 $2,912 20.4% 22.1% 25.0% 24.4% 24.0% 15.0% 17.0% 19.0% 21.0% 23.0% 25.0% 27.0% $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2011 2012 2013 2014 Q1 2015 Total Deposits Noninterest Bearing Demand % of Total Deposits

11 NET INTEREST MARGIN TRENDS Net Interest Margin (Core vs. Accretion)* Source: Company financials, as of 3/31/2015 *Impact on net interest margin from incremental accretion on purchased loans 4.37% 4.29% 4.20% 4.23% 4.12% 3.83% 3.86% 3.87% 0.45% 0.38% 0.38% 0.25% 0.43% 0.49% 0.88% 0.44% 4.82% 4.67% 4.58% 4.48% 4.55% 4.32% 4.74% 4.31% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Core NIM Accretion*

12 CASH, INTEREST EARNING DEPOSITS & INVESTMENT SECURITIES Cash, Interest Earning Deposits & Investment Securities Investment Portfolio Mix Source: Company financials, as of 3/31/2015 Note: All dollars in millions • Total cash, interest earning deposits and investment securities of $872 million, or 25.2% of total assets • Average yield on taxable investment securities of 1.91% in Q1 2015 • Average yield on non-taxable investment securities of 2.08% in Q1 2015 US MBS & CMOs Gov't Agency 69.2% Municipal Securities 26.6% US Treasury & U.S. Gov't Agency 3.1% Other 1.2% $157 $154 $199 $779 $783 $124 $107 $146 $132 $89 $- $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 2011 2012 2013 2014 Q1 2015 Total Investment Securities Cash & Interest Earning Deposits

13 NON-INTEREST EXPENSE Source: Company financials, as of 3/31/2015 Note: All dollars in thousands Non-Interest Expense Detail and Efficiency Ratio $16,636 $20,820 $22,594 $21,372 $27,903 $46,745 $11,813 $14,259 $19,910 $27,109 $29,020 $31,612 $52,634 $14,225 59.2% 54.5% 67.8% 70.1% 76.9% 75.4% 63.5% 45.0% 50.0% 55.0% 60.0% 65.0% 70.0% 75.0% 80.0% $- $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 2009 2010 2011 2012 2013 2014 Q1 2015 Non-Compensation Expense Compensation & Benefits Expense Efficiency Ratio

CREDIT QUALITY TRENDS 14 Source: Company financials, as of 3/31/2015 Note: All dollars in thousands Note: Excludes purchased covered loans

CAPITAL RATIO TRENDS 15 Source: Company financials, as of 3/31/2015

PROFITABILITY TRENDS 16 Source: Company financials, as of 3/31/2015 Note: All dollars in thousands, except per share - - Earnings Per Share $0.16 $0.16 $0.23 $0.24 $0.32 $- $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 ROAA $2,543 $4,148 $7,068 $7,255 $9,779 $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Dividends Per Share* 0.62% 0.59% 0.82% 0.83% 1.15% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 5.52% 6.10% 8.70% 8.85% 11.98% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 ROATCE Net Income - - Earnings Per Share $0.16 $0.16 $0.23 $0.24 $0.32 $- $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 ROAA $2,543 $4,148 $7,068 $7,255 $9,779 $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Dividends Per Share* 0.62% 0.59% 0.82% 0.83% 1.15% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1 4 Q1 20 4 Q2 20 4 Q3 2014 Q4 2014 Q1 2015 5.52% 6.10% 8.70% 8.85% 1 .98% 0. % 2. % 4. % 6.00% 8.00% 10.00% 12.00% 14 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 ROATCE Net Income ROAA Earnings Per Share ROATCE Net Income

TOTAL SHAREHOLDER RETURN 17 Total Return* – Last Twelve Months Source: SNL Financial, as of 5/1/2015 Note: SNL U.S. Bank $1B-$5B index includes banks nationwide with total assets of $1.0 billion to $5.0 billion *Total return includes stock price appreciation and reinvested dividends **Average Street EPS estimates, per FactSet Research Systems, Inc. ***Dividends based on date declared +14.2% +7.9% +8.7% - - Dividends Per Share*** Ticker HFWA Exchange NASDAQ Stock Price 16.85$ Market Cap. ($MM) 509.5$ Dividend Yield (Regular Div. Only) 2.61% Average Daily Volume (3 Mo.) Avg. Daily Volume (Shares) 73,448 Avg. Daily Volume ($000s) 1,238$ 52-Week High / Low Price 52-Week High (11/21/2014) 18.09$ 52-Week Low (5/16/2014) 15.19$ Per Share Tg. Book Value Per Share 11.02$ EPS - 2015E** 1.26$ EPS - 2016E** 1.36$ Number of Research Analysts 6 Valuation Ratios Price / Tg. Book Value 152.9% Price / 2015E EPS** 13.4x Price / 2016E EPS** 12.4x +12.6% -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 5/1/2014 8/1/2014 11/1/2014 2/1/2015 5/1/2015 S&P 500 SNL Bank SNL U.S. Bank $1B-$5B HFWA $0.13 $0.30 $0.32 $0.34 $0.10 $0.25 $0.50 $0.10 $0.16 90.5% 92.0% 68.8% 61.0% 30.9% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 2011 2012 2013 2014 Q1 2015 P ayo u t R atio D ivi d en d s Regular Dividends Special Dividends Dividend Payout Ratio Dividends Per Share***

HFWA INVESTMENT THESIS 18 • Western Washington geographic footprint with vibrant economy and attractive long-term demographics • Benefits of merger with Washington Banking Company are reflected in Q1 2015 results • Continued focus on growth trends and capital management – Grow organically and continue to evaluate M&A opportunities – Continue to focus on improving shareholder value • Attractive valuation

19 APPENDIX

HISTORICAL FINANCIAL HIGHLIGHTS

Heritage Financial CORPORATION

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015
Balance Sheet					
Total Assets	$ 1,662,473	$ 3,391,579	$ 3,451,320	$ 3,457,750	$ 3,459,349
Asset Growth (Anlzd. vs. Prior Period)	0.8%	416.0%	7.0%	0.7%	0.2%
Gross Loans (Incl. HFS)	$ 1,237,037	$ 2,236,572	$ 2,207,524	$ 2,256,659	$ 2,297,056
Loan Growth (Anlzd. vs. Prior Period)	1.7%	323.2%	-5.2%	8.9%	7.2%
Total Deposits	$ 1,404,214	$ 2,866,542	$ 2,903,069	$ 2,906,331	$ 2,912,458
Deposit Growth (Anlzd. vs. Prior Period)	1.4%	416.6%	5.1%	0.4%	0.8%
Net Loans / Deposits Ratio	86.0%	77.0%	75.1%	76.7%	77.9%
Cash and Securities / Total Assets	20.9%	25.1%	27.4%	26.3%	25.2%
Noninterest Bearing Deposits (% of Total)	25.1%	23.3%	23.7%	24.4%	24.0%
Non-maturity deposits (% of Total)	78.8%	78.3%	80.1%	81.9%	83.2%
Capital Adequacy					
Tangible Common Equity	$ 185,593	$ 319,476	$ 321,179	$ 324,588	$ 333,135
Tangible Common Equity Ratio	11.5%	9.8%	9.7%	9.8%	10.0%
Leverage Ratio	11.5%	12.6%	10.3%	10.2%	10.6%
Risk Based Capital Ratio	16.6%	15.7%	15.9%	15.1%	14.5%
Credit Quality Ratios					
NPAs / Total Assets	0.97%	0.58%	0.48%	0.29%	0.26%
NCOs / Avg. Loans	-0.06%	0.18%	0.13%	0.27%	0.21%
Loan Loss Reserves / Gross Loans	1.94%	1.08%	1.08%	1.04%	1.03%
Income Statement and Performance Ratios					
Net Interest Income	$ 16,741	$ 28,596	$ 33,307	$ 36,780	$ 32,674
Net Income	$ 2,543	$ 4,148	$ 7,068	$ 7,255	$ 9,779
ROAA	0.62%	0.59%	0.82%	0.83%	1.15%
Net Interest Margin	4.48%	4.55%	4.32%	4.74%	4.31%
Noninterest Expense / Avg. Assets	3.63%	3.85%	3.27%	3.36%	3.07%
Assets Per Employee	$ 4,644	$ 4,192	$ 4,352	$ 4,623	$ 4,739
Efficiency Ratio	77.6%	80.9%	73.1%	71.9%	63.5%

Source: Company financials, as of 3/31/2015
Note: All dollars in thousands
Note: All credit quality information excludes covered loans

20

DISCOUNTS ON ACQUIRED LOANS 21 • $25.7 million remaining loan discount on acquired loans, including covered and non-covered portfolios $8,537 $7,785 $45,615 $35,773 $29,707 $25,699 3.24% 3.10% 3.71% 3.12% 2.80% 2.59% 2.50% 3.00% 3.50% 4.00% $- $10,000 $20,000 $30,000 $40,000 $50,000 12/31/2013 3/31/2014 6/30/2014 9/30/2014 12/31/2014 3/31/2015 Remaining Loan Mark Discount % Covered Non- Covered Total 12/31/2013 Loan Balance 64,788$ 198,384$ 263,172$ Remaining Loan Mark 1,034$ 7,503$ 8,537$ Recorded Investment 63,754$ 190,881$ 254,635$ Discount % 1.60% 3.78% 3.24% 3/31/2014 Loan Balance 62,450$ 188,461$ 250,911$ Remaining Loan Mark 976$ 6,809$ 7,785$ Recorded Investment 61,474$ 181,652$ 243,126$ Discount % 1.56% 3.61% 3.10% 6/30/2014 Loan Balance 174,187$ 1,055,584$ 1,229,771$ Remaining Loan Mark 14,519$ 31,096$ 45,615$ Recorded Investment 159,668$ 1,024,488$ 1,184,156$ Discount % 8.34% 2.95% 3.71% 9/30/2014 Loan Balance 149,673$ 995,910$ 1,145,583$ Remaining Loan Mark 10,840$ 24,933$ 35,773$ Recorded Investment 138,833$ 970,977$ 1,109,810$ Discount % 7.24% 2.50% 3.12% 12/31/2014 Loan Balance 131,882$ 927,231$ 1,059,113$ Remaining Loan Mark 5,682$ 24,025$ 29,707$ Recorded Investment 126,200$ 903,206$ 1,029,406$ Discount % 4.31% 2.59% 2.80% 3/31/2015 Loan Balance 121,852$ 869,327$ 991,179$ Remaining Loan Mark 4,231$ 21,468$ 25,699$ Recorded Investment 117,621$ 847,859$ 965,480$ Discount % 3.47% 2.47% 2.59% Total Acquired Loans Source: Company information, as of 3/31/2015 Note: All dollars in thousands